Exhibit 3.69

[NEVADA STATE SEAL]	ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization Limited Liability Company (PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited Liability Company (must contain approved limited-liability company wording; see Instructions)	Clearwire Spectrum Holdings III LLC			Check box if a Series Limited Liability Company ☐

2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	☒ Commercial Registered Agent: CSC Services of Nevada
	☐ Noncommercial Registered Agent	OR	☐ Office or Position with Entity
	(name and address below)		(name and address below)

Name of Noncommercial Agent OR Name of Title of Office of other Position with Entity
	502 East John Street	Carson City	Nevada	89756
	Street Address	City		Zip Code

Nevada
	Mailing Address	City		Zip Code
(if different from street address)

3. Dissolution Date: (Optional-see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual): ___________________________________

4. Management (check one)	Company shall be managed by X Managers or Members (check only one box)

5. Names Addresses, of Manager(s) or Members: (attach additional pages as necessary)	1)	Clearwire Corporation
		Name

	4400 Carillon Point	Kirkland	WA	98033
	Address	City	State	Zip Code
	2)
		Name

	Address	City	State	Zip Code
	3)
		Name

	Address	City	State	Zip Code

6. Names Addresses and Signatures of Organizers: (if more than one organizer, please attach additional page)	Frederick Williams		X /s/ Fredrick Willaims
	Name		Organizer Signature
	4400 Carillon Point	Kirkland	WA	98033
	Address	City	State	Zip Code

7. Certificate of Acceptance of Appointment of Resident Agent	I hereby accept appointment as Resident Agent for the above named limited-liability company.
	By: /s/	12-5-18
	Authorized Signature of RA On Behalf of R.S. Company	Date

This form must be accompanied by appropriate fees.  See attached fee schedule

INITIAL LIST OF MANAGER OR MANAGING MEMBERS AND REGISTERED AGENT OF
CLEARWIRE SPECTRUM HOLDINGS III LLC
(Name of Limited-Liability Company)

FOR THE FILING PERIOD OF	DEC, 2008	TO	DEC, 2009. Due by Jan 31, 2009

The corporation’s duly appointed registered agent in the State of Nevada upon whom process can be served is:

CSC SERVICES OF NEVADA, INC. 502 EAST JOHN STREET CARSON CITY NV 89706 ☐ CHECK BOX IF YOU REQUIRE A FORM TO UPDATE YOUR REGISTERED AGENT INFORMATION

Important: Read instructions before completing and returning this form.          THE ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Print or type names and addresses, either residence or business, for all managers or members. A Manager, or if none, a Managing Member of the company must sign the form.
FORM WILL BE RETURNED IF UNSIGNED
2.	If there are additional managers or managing members, attach a list of them to this form.
3.	Return the completed form with the $125.00 filing fee. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration.
4.
Make your check payable to the Secretary of State. Your cancelled check will constitute a certificate to transact business. To receive a certified copy, enclose an additional $30.00 and appropriate instructions.

5.	Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, NV 897014201, (775) 684-5708.
6.
Form must be in the possession of the Secretary of State on or before the last day of the first month following the incorporation/initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties.

FILING FEE $125.00	LATE PENALTY: $75.00

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐	MANAGER	☐	MANAGING MEMBER

ADDRESS		CITY	ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐	MANAGER	☐	MANAGING MEMBER

ADDRESS		CITY	ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐	MANAGER	☐	MANAGING MEMBER

ADDRESS		CITY	ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐	MANAGER	☐	MANAGING MEMBER

ADDRESS		CITY	ST	ZIP

NAME	(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED)
	☐	MANAGER	☐	MANAGING MEMBER

ADDRESS		CITY	ST	ZIP

I declare. to the best of my knowledge under penalty of perjury. that the above mentioned entity has complied with the provisions of NRS 360.780 and acknowledge that pursuant to NRS 239 330. it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X
Signature of Manager or Managing Member	Title	Date

[NEVADA STATE SEAL]	ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization Limited Liability Company (PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)
USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:
Clearwire Spectrum Holdings III LLC

2. Description of the original document for which correction is being made:
Articles of Organization Limited-Liability Company

3. Filing date of the original document for which correction is being made: 12/05/2008

4. Description of the inaccuracy or defect.
The Company is Member managed NOT Manager managed.

5. Correction of the inaccuracy or defect.
The Company is Member managed.

6. Signature:

X /s/ Jullian Harris	Assistant Secretary	12/16/2008
Authorized Signature	Title *	Date

*If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited -liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.